Exhibit 4.3

Case Number: A - 19 - 791449 - P Electronically Filed 4/23/2019 12:11 PM Steven D. Grierson CLERK OF THE COURT

1 2 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 "" jCE RTIFICATE OF SERVICE 11 I hereby certify that on the 'li'ttay ofApril, 2019, I served a true and complete copy of the foregoin 3 NOTICE OF ENTRY OF ORDER by placing a copy of the same in the United States Mail, postage fully prepai 4 addressed to the following: Redtone Asia, Inc. c/o Vcorp Services, LLC 701 S. Carson Street, Suite 200 Carson City, NV 89701 Officers and Directors Redtone Asia, Inc. 12 th Floor, Hualin Building, Caoxi Road Xuhui District, Shanghai 200235 China Action Stock Transfer Attn: Justeene Blankenship 2469 E. Fort Union Blvd., Suite 214 Salt Lake City, UT 84121 Officers and Directors Redtone Asia, Inc. Suites 22 - 30, 5 th Floor, 101 Business Park Puchong, Selangor Malaysia 47100 Officers and Directors Redtone Asia, Inc. Suite A 15F, Sanhe Plaza No. 121, Yanping Road Jingan District, Shanghai 200042 China - 2 -

1 2 3 4 5 6 7 8 9 10 11 13 14 15 16 18 21 22 25 26 27 28 ORDR PETER L. CHASEY, ESQ. Nevada Bar No. 007650 CHASEY LAW OFFICES 3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702) 233 - 0393 Fax: (702) 233 - 2107 email: peter@chaseylaw.com Attorney for Petitioner SMALL CAP COMPLIANCE, LLC EIGHTH JUDICIAL DISTRICT COURT CLARK COUNTY, NEVADA In the Matter of 12 REDTONE ASIA, INC., a Nevada Corporation, 17 Appointment of Custodian for REDTONE ASIA, INC., proper notice having been given to the officers 19 and good cause appearing, 20 23 ASIA, INC. 24 THE COURT, having considered Petitioner, SMALL CAP COMPLIANCE, LLC's Application for and directors of REDTONE ASIA, INC. pursuant to NRS 78. 750(2), no opposition having been received, 1. 2. ) CASE NO.: ) DEPT NO.: ) ) ) ) ) ) IT IS ORDERED, ADJUDGED AND DECREED that: Electronically Filed 4/23/2019 11:46 AM Steven D. Grierson OAUPl'l·:t'1.ol.....,,..._, A - 19 - 791449 - P XXXII ORDER APPOINTING CUSTODIAN [NRS 78.347(1){6)] Petitioner SMALL CAP COMPLIANCE, LLC is hereby appointed custodian of REDTONE SMALL CAP COMPLIANCE, LLC is hereby authorized to take all reasonable and prudent actions on behalf of REDTONE ASIA, INC. including but not limited to appointing interim officers and directors, negotiating and compromising debt, executing contracts and other agreements, initiating - 1 - Case Number: A - 19 - 791449 - P

1 2 authorizing new classes of stock. 3 4 litigation in the name of REDTONE ASIA, INC. authorizing and issuing new shares of stock, and 3. SMALL CAP COMPLIANCE, LLC shall reinstate REDTONE ASIA, INC. with the Nevada 5 Secretary of State. 6 7 record of a Special Meeting of the stockholders to be held within a reasonable time after this Order 8 9 10 11 12 13 14 15 16 statements: 17 18 19 20 21 22 23 24 25 26 27 28 is entered. to cooperate with SMALL CAP COMPLIANCE, LLC concerning the shareholder list for REDTONE ASIA, INC. 4. 5. 6. SMALL CAP COMPLIANCE, LLC shall provide reasonable notice to all shareholders of The record transfer agent for REDTONE ASIA, INC. is hereby authorized and directed SMALL CAP COMPLIANCE, LLC shall file an amendment to the Articles of Incorporation for REDTONE ASIA, INC. with the Nevada Secretary of State containing the following disclosures and (a) (b) (c) (d) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc . , or Securities and Exchange Commission investigations, violations, or convictions concerning SMALL CAP COMPLIANCE, LLC, or its affiliates or subsidiaries . 'A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that REDTONE ASIA, INC . comply with Chapter 78 of the Nevada Revised Statutes . A statement that as Custodian, SMALL CAP COMPLIANCE, LLC, is authorized to continue the business of REDTONE ASIA, INC . for the benefit of the corporation and its shareholders . (e) A statement that SMALL CAP COMPLIANCE, LLC willreinstate REDTONE ASIA, INc.'s charter to do business in the State of Nevada. Any other information as may be required by regulations promulgated by th Nevada Secretary of State. - 2 -

1 4 5 6 7 8 9 13 7. SMALL CAP COMPLIANCE, LLC, as custodian of REDTONE ASIA, INC. shall submit 2 report to this Court of the actions taken by the custodian every three (3) months while th 3 custodianship remains active. IT IS SO ORDERED. Dated this day of 4/_. 10 11 12 Respectfully Submitted by: , 2019. DISTRICT COURT JUDGE CHASEY LAW OFFICES 16 17 18 20 21 22 23 24 25 26 27 28 Peter L. Cha ey, Es . Nevad J:,N . 07650 3295 N. Fort Apache Rd., Ste. 110 Las Vegas, NV 89129 (702) 233 - 0393 19 Attorney for Petitioner SMALL CAP COMPLIANCE, LLC - 3 -

Case Number: A - 19 - 791449 - P Electronically Filed 8/14/2019 11:08 AM Steven D. Grierson CLERK OF THE COURT

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 CERTIFICATE OF SERVICE • J.,112 I hereby certify that on the _I _ \ day of August, 2019, I served a true and complete copy of th foregoing NOTICE OF ENTRY OF ORDER by placing a copy of the same in the United States Mail, postage fully prepaid addressed to the following: Redtone Asia, Inc. c/o Vcorp Services, LLC 701 S. Carson Street, Suite 200 Carson City, NV 89701 Officers and Directors Redtone Asia, Inc. Suite A lSF, Sanhe Plaza No. 121, Yanping Road Jingan District, Shanghai 200042 China Officers and Directors Redtone Asia, Inc. Suites 22 - 30, 5 th Floor, 101 Business Park Puchong, Selangor Malaysia 47100 Action Stock Transfer Attn: Justeene Blankenship 2469 E. Fort Union Blvd., Suite 214 Salt Lake City, UT 84121 - 2 -

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 Custodian SMALL CAP COMPLIANCE, LLC's Motion to Discharge Custodian came on for 17 18 19 20 21 behalf of REDTONE ASIA, INC. are hereby approved, 22 23 24 Nevada Corporation known as REDTONE ASIA, INC. is hereby terminated, 25 26 27 28 ORDR PETER L CHASEY, ESQ. Nevada Bar No. 007650 CHASEY LAW OFFICES 3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702} 233 - 0393 Fax: (702) 233 - 2107 email: peter@chaseylaw.com Attorney for Petitioner SMALL CAP COMPLIANCE, LLC EIGHTH JUDICIAL DISTRICT COURT CLARK COUNTY, NEVADA In the Matter of REDTONE ASIA, INC., a Nevada Corporation, ) CASE NO.: ) DEPT NO.: ) ) ) ) ORDER DISCHARGING CUSTODIAN Electronically Filed 8/13/2019 12:24 PM Steven D. Grierson o•u """""..,,..., A - 19 - 791449 - P XXXII hearing before the above Court and, having considered the motion, and good cause appearing, this Court orders and decrees as follows: IT IS HEREBY ORDERED that the actions taken by Custodian SMALL CAP COMPLIANCE, LLC on IT IS FURTHER ORDERED that the SMALL CAP COMPLIANCE, LLC's Custodianship of the Ill Ill - 1 - Case Number: A - 19 - 791449 - P

1 4 5 6 7 8 9 10 11 15 2 as Custodian of the Nevada Corporation known as REDTONE ASIA, INC. 3 12 CHASEY LAW OFFICES . - ---- ·· -- " ... - 13 14 Peter L. C sey , Esq. 16 17 18 19 20 21 22 23 24 25 26 27 28 rT IS FURTHER ORDERED that Custodian SMALL CAP COMPLIANCE, LLC is hereby discharged IT IS SO ORDERED. Dated this _L_ 1 day of /< r L y ' - ----- '' 2019. / . f - - - DISTRICT COURT JUDGE Respectfully Submitted by: Nevada o. 07650 3295 N. Fort Apache Rd., Ste. 110 Las Vegas, NV 89129 (702} 233 - 0393 Attorney for Petitioner SMALL CAP COMPLIANCE, LLC - 2 -